As filed with the Securities and Exchange Commission on August 18, 2014

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM S-8

Registration Statement

Under the Securities Act of 1933

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Acme United Corporation

(Exact name of Registrant as specified in its charter)

Connecticut	06-0236700
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

60 Round Hill Road

Fairfield, Connecticut 06824

(Address of principal executive offices, including zip code)

Acme United Corporation 2005 Non-Salaried Director Stock Option Plan

Acme United Corporation 2012 Employee Stock Option Plan

(Full Title of the Plan)

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Paul Driscoll

Vice President, Chief Financial Officer,

Secretary and Treasurer

60 Round Hill Road

Fairfield, Connecticut 06824

(Name and address of agent for service

(203) 254-6060

(Telephone number, including area code, of agent for service)

copy to:

Merritt A. Cole, Esq.

Earp Cohn P.C.

123 South Broad Street

Suite 2170

Philadelphia, Pennsylvania 19109-1022

Phone (215) 963-9520

Fax (215) 963-9620

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Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”,” accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]    Accelerated filer [_]     Non-accelerated filer [_]    Smaller Reporting Company [X]

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $2.50 per share issuable under the [Acme] 2005 Non- Salaried Director Stock Option Plan	18,500	(2)	$16.71	(3)	$309,135	$39.82
Common Stock, par value $2.50 per share issuable under the [Acme] 2005 Non- Salaried Director Stock Option Plan	21,500	(8)	$16.77	(9)	$360,555	$46.44
Common Stock, par value $2.50 per share issued or issuable under the [Acme] Employee Stock Option Plan	19,025	(4)	$17.03	(5)	$323,996	$41.73
Common Stock, par value $2.50 per share issued or issuable under the [Acme] Employee Stock Option Plan	138,000	(6)	$16.92	(7)	$2,334,960	$300.74
Common Stock, par value $2.50 per share issued or issuable under the [Acme] Employee Stock Option Plan	22,975	(10)	$16.77	(9)	385,291	$49.63
Total	220,000				$3,713,937	$478.36

(1)     Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated herein, an indeterminate amount of additional shares of the Company’s common stock , par value $2.50 per share (the “Common Stock”), that may become issuable pursuant to the anti-dilution or other adjustment provisions of (a) the Acme United 2005 Non-Salaried Director Stock Option Plan (the “Director Plan”), as amended effective April 21, 2014 and (b) Acme United Corporation 2012 Employee Stock Option Plan, as amended effective April 21, 2014 (the “Employee Plan”).

(2)     Represents shares of Common Stock issuable upon exercise of options granted in April 2014 under the Director Plan.

(3)     Exercise price of options granted in April 2014.

(4)     Represents shares of Common Stock issuable upon exercise of options granted in June 2014 under the Employee Plan.

(5)     Exercise price of options granted in June 2014.

(6)     Represents shares of Common Stock issuable upon exercise of options granted in July 2014 under the Employee Plan.

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(7)     Exercise price of options granted in July 2014.

(8)     Represents additional shares of Common Stock issuable upon exercise of options which may be granted under the Director Plan.

(9)     Estimated pursuant to Rules 457 (c) and 457 (h)(1) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for shares of the Common Stock reported on the NYSE MKT on August 11, 2014.

(10)    Represents additional shares of Common Stock issuable upon exercise of options which may be granted under the Employee Plan.

Explanatory Note.

The Company is filing this Registration Statement on Form S-8 for the purpose of registering a total of 220,000 shares of Common Stock, par value $2.50 per share, of the Company (“the Common Stock”) which consist of:

(i)     an additional 40,000 shares of Common Stock, par value $2.50 per share, of the Company (the “Common Stock”), par value $2.50 per share which may be issued pursuant to the Acme United Non-Salaried Director Stock Option Plan (the “Director Plan”); and

(ii)     an additional 180,000 shares of Common Stock, par value $2.50 per share, of the Company (the “Common Stock”) which may be issued pursuant to the Acme United Corporation 2012 Employee Stock Option Plan, as amended effective April 21, 2014 (the “Employee Plan”) and,

(iii)     Pursuant to Rule 416 under the Securities Act of 1933, as amended(the “Securities Act”), an indeterminate amount of additional shares of Common Stock, which may become issuable pursuant to the anti-dilution or other adjustment provisions of the Director Plan and the Employee Plan.

In accordance with Instruction E of the General Instruction to Form S-8, the contents of the Registration Statement on Form S-8 (Reg. No. 333-145516)previously filed by the Company with the Securities and Exchange Commission (the "Commission") relating to the Company’s 2005 Non-Employee Director Stock Option Plan and the contents of the Registration Statement on Form S-8 (Reg. No. 33-182251) filed on August 14, 2013 by the Company with the Securities and Exchange Commission (the “Commission”) relating to the Plan are incorporated by reference herein to the extent not otherwise modified or superseded by this Registration Statement.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

The following documents previously filed with the Commission are incorporated by reference and made a part of this prospectus:

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(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 6, 2014;

(b)	(i)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed on May 2, 2014 and August 14, 2014, respectively.

	(ii)	our Current Reports on Form 8-K filed on February 26, April 14, April 17, April 24, June 6, 2014 and July 24, 2014 (other than the portions of those documents not deemed to be filed); and

(c)	the description of our Common Stock contained in our Current Report on Form 8-K filed on July 8, 2005, including any amendment to that form that we may file in the future, for the purpose of updating the description of our Common Stock.

All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this prospectus have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.      Description of Securities.

Not applicable, because the Common Stock is registered under Section 12 of the Exchange Act.

Item 5.      Interest of Named Experts and Counsel.

None.

Item 6.      Indemnification of Directors and Officers.

Connecticut General Statutes ("CGS") Sections 33-770 through 33-779 provide for mandatory, permissive and court-ordered indemnification of directors who are parties to a proceeding. For purposes of these indemnification statutes a "proceeding" is defined as any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

The Company's Restated Certificate of Incorporation provides that the Company shall indemnify an individual who is a party to a proceeding because he is a director or officer of the corporation against liability in the proceeding if:

(1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(2) such liability arises from any action taken, or any failure to take any action, as a director or officer, except liability that (A) involved a knowing and culpable violation of law by the director or officer; (B) enabled the director, officer or an associate (as defined in the CGS) to receive an improper personal gain; (C) showed a lack of good faith and a conscious disregard for the duty of the director or officer to the corporation under circumstances in which the director or officer was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation; (D) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's or officer's duty to the corporation; or (E) created liability under the CGS for the illegal payment of dividends.

The Registrant has obtained directors' and officers' reimbursement and liability insurance against certain liabilities.

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Item 7.      Exemption from Registration Claimed.

Not Applicable.

Item 8.      Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Identification of Exhibit

4.1*	2005 Non-Salaried Director Stock Option Plan, as amended
4.2**	Employee Stock Option Plan, as amended
5.1	Opinion of Brody Wilkinson PC
23.1	Consent of Marcum LLP, independent registered public accounting firm
23.3	Consent of Brody Wilkinson PC (included in Exhibit 5.1)
24.1	Power of attorney (included on signature page of this Registration Statement)

* Incorporated by reference to the Company's Form 8-K filed on April 27, 2007, except that the number of shares authorized to be issued under the Director Plan, as amended, pursuant to Section 1.5 shall be increased from 140,000 to 180,000 shares.

**Incorporated by reference to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012, filed on August 14, 2012, except that the number of shares authorized to be issued under the Employee Plan, as amended, pursuant to Section 3(a) shall be increased from 340,000 to 520,000 shares.

Item 9.      Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on the 18th day of August, 2014.

ACME UNITED CORPORATION

By:	/s/ Walter C. Johnsen
Walter C. Johnsen, Chairman of the Board, Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter C. Johnsen and Paul Driscoll, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 18th day of August, 2014:

Signature	Title	Date

/s/ Walter C. Johnsen
Walter C. Johnsen	Chairman of the Board, Chief Executive Officer and Director

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/s/ Brian S. Olschan
Brian S. Olschan	President, Chief Operating Officer and Director

/s/ Paul Driscoll
Paul Driscoll	Vice President, Chief Financial Officer, Secretary and Treasurer

/s/ Rex L. Davidson
Rex L. Davidson	Director

/s/ Richmond Y. Holden, Jr.
Richmond Y. Holden, Jr.	Director

/s/ Susan H. Murphy
Susan H. Murphy	Director

/s/ Stevenson E. Ward III
Stevenson E. Ward III	Director

Exhibit Index

Exhibit No.	Identification of Exhibit

4.1*	2005 Non-Salaried Director Stock Option Plan, as amended
4.2**	Employee Stock Option Plan, as amended
5.1	Opinion of Brody Wilkinson PC
23.1	Consent of Marcum LLP, independent registered public accounting firm
23.3	Consent of Brody Wilkinson PC (included in Exhibit 5.1)
24.1	Power of attorney (included on signature page of this Registration Statement)

* Incorporated by reference to the Company's Form 8-K filed on April 27, 2007, except that the number of shares authorized to be issued under the Director Plan, as amended, pursuant to Section 1.5 shall be increased from 140,000 to 180,000 shares.

**Incorporated by reference to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012, filed on August 14, 2012, except that the number of shares authorized to be issued under the Employee Plan, as amended, pursuant to Section 3(a) shall be increased from 340,000 to 520,000 shares.

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